SECURITIES EXCHANGE AGREEMENT

THIS SECURITIES EXCHANGE AGREEMENT (“Agreement”)

is entered into on July 8, 2009

Between:
Lake Victoria Mining Company, Inc. a publicly traded corporation existing pursuant to the laws of the State of Nevada with an address at 1781 Larkspur Drive, Golden, Colorado, USA 80401

(herein “LVCA”) Of The First Part

And:
Kilimanjaro Mining Company Inc., a corporation existing pursuant to the laws of the State of Nevada with an address at #711 S. Carson Street, Carson City, Nevada 89701

(herein “Kilimanjaro”) Of The Second Part

And:
All of the shareholders of Kilimanjaro, which shareholders are listed on the list of Selling Shareholders (“List of Selling Shareholders”) attached as Exhibit A hereto and who have executed this Agreement

(each a “Selling Shareholder” and collectively the “Selling Shareholders”) (Of the Third Part)

(LVCA, Kilimanjaro and the Selling Shareholders hereinafter collectively referred to as the “Parties”).

     WHEREAS LVCA and Kilimanjaro agreed, inter alia, for LVCA to acquire all of the issued and outstanding Shares of Kilimanjaro, subject to certain terms and conditions and subject to final agreements being executed by the Parties;

AND WHEREAS the Selling Shareholders are the sole shareholders of Kilimanjaro;

     AND WHEREAS the Selling Shareholders wish to sell, and LVCA wishes to acquire, all of the Kilimanjaro Shares on the Closing Date (as hereinafter defined);

     AND WHEREAS concurrently with the sale and purchase of the Kilimanjaro Shares, Kilimanjaro has agreed to surrender for cancellation its shares of LVCA registered to and beneficially owned by Kilimanjaro;

     AND WHEREAS the Parties have entered into this Agreement to provide for the matters referred to in the foregoing recitals and for other matters relating thereto;

     NOW THEREFORE in consideration of the premises and the respective covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties hereby covenant and agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1 Definitions

     As used in this Agreement, the following words and phrases shall have the following meanings, respectively:

(a)	“Acquisition” means the acquisition by LVCA of the Kilimanjaro Shares;
(b)	“Agreement” means this securities exchange agreement, including the exhibits
	and	schedules hereto, as the same may be supplemented or amended from time to time;
(c)	“Charter Documents” means the articles of incorporation, amendment and/or
	continuance,	as the case may be, and by-laws and similar constating documents of
	a	corporation;
(d)	“Closing” shall have the meaning ascribed thereto in Section 2.4 of this
Agreement;
(e)	“Closing Date” means July 23, 2009 or any other date mutually agreed to by
	LVCA	and Kilimanjaro;
(f)	“Closing Time” shall have the meaning ascribed thereto in Section 2.4 or such
	other	time on the Closing Date as shall be mutually agreed to by the Kilimanjaro
Shareholders;
(g)	“LVCA Shares” means restricted common Shares in the capital of LVCA
(h)	“Kilimanjaro Properties” means the properties of Kilimanjaro listed on Schedule
	“B”	to this Agreement;
(i)	“Kilimanjaro Shares” means all of the issued and outstanding Shares of
Kilimanjaro;
(j)	“Securities Exchange” means the issuance of LVCA Shares to the Selling
	Shareholders	in exchange for all of the issued and outstanding Kilimanjaro
Shares;

(k) “$” means dollars of the United States of America

1.2 Interpretation Not Affected by Headings

     The division of this Agreement into articles, sections, subsections, paragraphs, subparagraphs and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of the provisions of this Agreement. The terms "this Agreement", "hereof", "herein", "hereunder" and similar expressions refer to this Agreement and the Exhibits hereto as a whole and not to any particular article, section, subsection, paragraph, subparagraph or other portion hereof.

1.3 Number and Gender

     Unless the context otherwise requires, words importing the singular number only shall include the plural and vice versa and words importing the use of either gender shall include both genders and neuter.

1.4 Entire Agreement

     This Agreement constitutes the entire agreement among the Parties pertaining to the subject matter hereof and thereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the Parties with respect to the subject matter hereof and thereof.

1.5 Knowledge

     Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge of a Party, it shall be deemed to refer to the actual knowledge of the Party after making inquiries of third parties or other Persons and, in the case of a corporate Party, inquiries as to the actual knowledge of appropriate directors and officers of such Party.

1.6 Exhibits and Schedules

     The following are the exhibits and schedules attached to and incorporated by reference in this Agreement:

Exhibit A Exhibit B Exhibit C	- Binding Letter Agreement of June 1, 2009 - Kilimanjaro Property List - List of Selling Shareholders and Number of LVCA in Exchange

-

ARTICLE 2

PURCHASE AND SALE OF KILIMANJARO SHARES,

SURRENDER FOR CANCELLATION LVCA SHARES & CLOSING

2.1 Purchase and Sale of Kilimanjaro Shares

     Upon and subject to the terms and conditions of this Agreement, LVCA hereby agrees to purchase and acquire from each Selling Shareholder and each such Selling Shareholder hereby agrees to sell, transfer, assign and set over to LVCA, the number of issued and outstanding Kilimanjaro Shares set opposite such Selling Shareholder’s name on the signature page to this Agreement at the Closing Time for the purchase consideration provided in Section 2.2 hereof.

2.2 Purchase Consideration

     The Parties hereby agree that the purchase consideration for the transaction of purchase and sale contemplated in subsection 2.1 shall be, and shall be satisfied by the issuance of 1.2 new restricted common shares of LVCA for each Kilimangaro share, as established by the ratio set out in the Share Exchange Schedule that formed Schedule A of the Binding Letter Agreement of June 1, 2009 attached to this agreement as Schedule A. This agreement supercedes and replaces the aforesaid Binding Letter Agreement.

2.3 Power of Attorney to Implement the Transfer of the Kilimanjaro Shares

     Each Selling Shareholder HEREBY: (1) authorizes the cancellation of the Selling Shareholder’s share certificate(s) representing each Selling Shareholder’s Kilimanjaro Shares and the reissue of the said Shares to LVCA, on the Closing Date; and (2) appoints Heidi Kalenuik of #2-1071 West 7th Avenue, Vancouver, British Columbia V6H 1B2 as the Selling Shareholder’s power of attorney with all authority and power, in each Selling Shareholder’s place and stead to execute and deliver such other instruments of transfer and take such other actions as LVCA may reasonably request in order to more effectively transfer to LVCA the Kilimanjaro Shares.

2.4 Cancellation of LVCA Shares

     Concurrently with closing of the transaction contemplated by this Agreement, Kilimanjaro shall surrender for cancellation its 9,350,300 LVCA shares registered to and owned by Kilimanjaro.

2.5 Closing and Closing Date

     The closing (“Closing”) of the purchase and sale of the Kilimanjaro Shares for LVCA Shares, shall take place at the offices of Kilimanjaro at 12:01 p.m. (the “Closing Time”) on the Closing Date or at such other time and place as may be agreed to by Kilimanjaro and LVCA, subject to the receipt of a signature on this Agreement by each Selling Shareholder and all of the Closing documents duly signed.

2.6 Closing Documents

At Closing each of the Kilimanjaro and LVCA shall tender and deliver the following:

2.6.1	Kilimanjaro shall tender and deliver at Closing:
	(i)	a certified copy of a resolution of the board of directors of Kilimanjaro approving this Agreement and the transactions contemplated under this Agreement.
(ii)
certificates of status, or equivalent, of Kilimanjaro and its corporate subsidiary(s) if any from the jurisdiction of incorporation and other jurisdictions in which it conducts business or where its properties are located;

(iii)
legal opinion as to the enforceability of this Agreement, the status of Kilimanjaro and its properties and its compliance with the laws of its present jurisdiction and the jurisdictions in which the Kilimanjaro Properties are held and the United States Securities laws;

	(iv)	certificate as required by Sections 6.2(a);
	(v)	signed off Kilimanjaro share certificate for 31,377,957 shares issued to LVCA;
	(vi)	originally signed signatures pages to this agreement by the Selling Shareholders;
(vii)
a release from Geo Can Resources Company Limited (“Geo Can”) in favour of Kilimanjaro and LVCA (with respect to prior property agreements among them) arising from an agreement dated May 5, 2009 wherein Geo Can sold and transferred to Kilimanjaro all of its property interests;

(viii)
a notarized trust declaration from Geo Can declaring that it holds the Kilimanjaro Properties (that are formally registered on title in the name of Geo Can) in trust for Kilimanjaro and that it, Geo Can has no indirect or direct beneficial interest in the said Kilimanjaro Properties;

(ix)
the resignations, effective as and from the Closing Date, of the directors and officers of Kilimanjaro listed below together with comprehensive releases from each such Person of any and all of their claims against Kilimanjaro including, without limiting the generality of the foregoing, any outstanding options, warrants and cash and share bonuses;

Name of resigning director, officer Stephen Freeman Ming Zhu	Title Director Director

(x)	director’s resolution accepting the resignations of the above directors and officers and the appointment of those persons listed below to the board of directors and as officers of Kilimanjaro;

David T. Kalenuik	Chief Executive Officer

	(xi)	consent to act from each of the new directors and officers; and
	(xii)	LVCA Share certificates registered to Kilimanjaro in the amount of 9,350,300 shares, signed off and accompanied by a Kilimanjaro director’s resolution authorizing the surrender of the LVCA shares
2.6.2	LVCA shall tender and deliver at Closing the following:
	(i)	a certified copy of a resolution of the board of directors of LVCA approving this Agreement and the transactions contemplated under this Agreement;
(ii)
certificates of status, or equivalent, of LVCA and its corporate subsidiary(s) if any from the jurisdiction of incorporation and other jurisdictions in which it conducts business or where its properties are located;

(iii)
legal opinion as to the enforceability of this Agreement, the status of LVCA and its properties and compliance with its compliance with the laws of its present jurisdiction and the jurisdictions in which its properties are held and the United States Securities laws;

	(iv)	certificate required by Section 6.3(a) hereto;
(v)
the resignations, effective as and from the Closing Date, of the following directors and officers of LVCA together with comprehensive releases from each such Person of any and all of their claims against LVCA including, without limiting the generality of the foregoing, and any outstanding options, warrants and cash and share bonuses;

Name of resigning officer, director Michele Ashby	Title Director

(vi)	director’s resolution accepting the resignations of the above officers and directors and the and the appointment of the persons listed below to the board of directors and as officers; and
Name of new director, officer

Title

David T. Kalenuik

Chief Executive Officer

(vi) consent to act from each of the new directors and officers; and

(vii) LVCA share certificates registered to each Selling Shareholder in the amount set opposite each Selling Shareholder’s name on Schedule C.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS

3.1 Representations and Warranties of the Selling Shareholders

     Each Selling Shareholder severally represents and warrants to LVCA with respect to himself or itself, as follows:

(a)	The Selling Shareholder has all requisite power and authority to enter into and to carry out all of the terms of this Agreement and all other documents executed and delivered in connection herewith;
(b)	When executed and delivered by the Selling Shareholder, this Agreement shall constitute the valid and legally binding obligation of the Selling Shareholder enforceable in accordance with its terms;
(c)	Exhibit A to this Agreement accurately and completely sets forth all of the share of capital stock of Kilimanjaro owned by the Selling Shareholder;
(d)	There are no warrants, options, subscriptions, calls, or other similar rights of any kind for the issuance or purchase of any securities of Kilimanjaro held by the Selling Shareholder;
(e)
The Selling Shareholder has and will transfer to LVCA good and marketable title to the Kilimanjaro Shares set opposite his or its name in the List of Selling Shareholders, free and clear of all pledges, security interests, mortgages, liens, claims, charges, restrictions or encumbrances, except for any restrictions imposed by federal or state securities laws; and

(f)
The Selling Shareholder is acquiring the LVCA Shares, for investment for that Selling Shareholder’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Selling Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same. The Selling Shareholder further represents that the Selling Shareholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the LVCA Shares.

(g)	Each Selling Shareholder acknowledges that he or she can bear the economic risk of his or her respective investments and that each has such knowledge and experience in financial and business matters that her or she is capable of evaluating the merits and risks of the investment in the LVCA Shares.
(h)
The Selling Shareholder has carefully reviewed such information as the Selling Shareholder deemed necessary to evaluate an investment in the LVCA Shares. To the full satisfaction of the Selling Shareholder, the Selling Shareholder has been furnished all materials that he or she requested relating to LVCA and the issuance of the LVCA Shares hereunder, and the Selling Shareholder has been afforded the opportunity to ask questions of representatives of LVCA or Kilimanjaro to obtain any information necessary to verify the accuracy of any representations or information made or given to the Selling Shareholder.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF KILIMANJARO

4.1	Representations of Kilimanjaro
	Kilimanjaro	represents and warrants to LVCA, as follows:
	(a)	Kilimanjaro is a Nevada corporation in good standing with respect to the filing of any and all reports with the relevant regulatory authorities in its jurisdiction of incorporation;
(b)
The authorized capital of Kilimanjaro consists of 100,000,000 common Shares with a par value per share of (USD $0.001), of which 31,377,957 common Shares are issued and outstanding as fully paid and non-assessable as of the date hereof;

	(c)	Kilimanjaro has the corporate power and authority to enter into this Agreement to carry out the intent and purpose thereof;
	(d)	Kilimanjaro has the power, authority and capacity to carry on its businesses as presently conducted by it and to own and use all of its business assets;
(e)
The making of this Agreement does not conflict with or result in the breach of or the acceleration of any indebtedness under, any terms, provisions or conditions of, or constitute default under any indenture, mortgage, deed of trust, agreement, joint venture, lease, franchise, certificate, consent, permit, license, authority or other instrument to which Kilimanjaro is a party or is bound or any judgment, decree, order, rule or regulation of any court or administrative body by which Kilimanjaro is bound, or, any statute or regulation applicable to Kilimanjaro;

(f)
To the best of Kilimanjaro’s knowledge, the Selling Shareholders are the registered and beneficial owners of the number of Kilimanjaro Shares set opposite their name on Exhibit A being all of the issued and outstanding Kilimanjaro Shares and the Selling Shareholders do not have any other interest, legal or beneficial, direct or indirect, in Kilimanjaro, or in its businesses or business assets, other than their Kilimanjaro Shares as the case may be;
(g)	The Securities Exchange may be completed by Kilimanjaro and the Selling Shareholders without the consent of any other third party or governmental authority, except as expressly set forth herein;
(h)
No person has any agreement, right or option, consensual or arising by law, present or future, contingent or absolute, or capable of becoming an agreement, right or option to purchase any unissued securities of Kilimanjaro from Kilimanjaro;

(i)
To the best of Kilimanjaro’s knowledge, as at the date hereof, there is no litigation to which Kilimanjaro is a party or of which the assets of Kilimanjaro are subject, and to the knowledge of Kilimanjaro, no such litigation is pending or threatened.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF LVCA

5.1 Representations and Warranties of LVCA

     LVCA represents and warrants to Kilimanjaro and to each of the Selling Shareholders as follows:

(a)
LVCA has the corporate power and authority to enter into this Agreement and to carry out the intent and purpose thereof and this Agreement constitutes the valid and binding obligation of LVCA enforceable against LVCA in accordance with its terms;

(b)
The authorized capital of LVCA consists of 200,000,000 common Shares with a $0.00001 par value, of which 28,478,300 common Shares are issued and outstanding as fully paid and non-assessable as of the date hereof;

(c)
There are a total of 4,312,500 options outstanding which are convertible into common Shares of LVCA and no person beyond the stated options has any further agreement right or option, consensual or arising by law, present or future, contingent or absolute, or capable of becoming an agreement, right or option to purchase any additional unissued securities of LVCA from LVCA;

(d)	LVCA has the power, authority and capacity to carry on its business as presently conducted by it and to own and use all of its business assets;
(e)	The Securities Exchange may be completed by LVCA without the consent of any third party or governmental authority, except as expressly set forth herein;
(f)
The making of this Agreement does not conflict with or result in the breach of or the acceleration of any indebtedness under, any terms, provisions or conditions of, or constitute default under any indenture, mortgage, deed of trust, agreement, joint venture, lease, franchise, certificate, consent, permit, license, authority or other instrument to which LVCA is a party or is bound or any judgment, decree, order, rule or regulation of any court or administrative body by which LVCA is bound, or, any statute or regulation applicable to LVCA;

(g)	As at the date hereof, there is no litigation to which LVCA is a party or of which the assets of LVCA are the subject, and to the knowledge of LVCA, no such litigation is pending or threatened;
(h)
Neither LVCA nor, to LVCA’s knowledge, any other person or entity is in breach in any material respect of, or in default in any material respect under, any material contract, agreement, arrangement, commitment or plan to which LVCA is a party, and no event or action has occurred, is pending or is threatened, which, after the giving of notice, passage of time or otherwise, would constitute or result in such a material breach or material default by LVCA or, to the knowledge of LVCA, any other person or entity. LVCA has not received any notice of default under any contract, agreement, arrangement, commitment or plan to which it is a party, which default has not been cured to the satisfaction of, or duly waived by, the party claiming such default on or before the date hereof.

(i)
No suit, action or other proceeding before any court or governmental agency has been commenced against LVCA, which might result in impairment or loss of the interest of LVCA in and to the Assets or which might otherwise adversely affect the Assets;

(j)
LVCA is not conducting its business or affairs in violation of any applicable federal, provincial or local law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers. LVCA has not received any notice of violation or claimed violation of any such law, ordinance,

rule,	regulation, order, decree, process or requirement; and
(k)	LVCA has all certificates of occupancy, rights, permits, certificates, licenses,
franchises,	approvals and other authorizations as are reasonably necessary to
conduct	its respective business and to own, lease, use, operate and occupy its
assets,	at the places and in the manner now conducted and operated, except those
the	absence of which would not materially adversely affect its respective business.
LVCA	has not received any written or oral notice or claim pertaining to the
failure	to obtain any material permit, certificate, license, approval or other
authorization	required by any federal, state or local agency or other regulatory
body,	the failure of which to obtain would materially and adversely affect its business.

ARTICLE 6
CONDITIONS

6.1 Mutual Conditions Precedent

     The respective obligations of Kilimanjaro, LVCA and the Selling Shareholders to complete the Securities Exchange shall be subject to the satisfaction, on or before the Closing Date, of the following conditions and the Parties shall cause such conditions to be fulfilled insofar as they relate to matters within their respective control:

(a)
There shall not be in force any order or decree restraining or enjoining the consummation of the Securities Exchange and there shall be no proceeding, whether of a judicial or administrative nature or otherwise, in progress or threatened (to the knowledge of the Parties), that relates to or results from the Securities Exchange that would, if successful, result in an order or ruling that would preclude completion of the Securities Exchange in accordance with the terms and conditions hereof or thereof; and

(b)	There shall not exist any prohibition under applicable law against the completion of the Securities Exchange.
     Provided, however, that if any of the foregoing conditions is not fulfilled or performed, such condition may be mutually waived, in whole or in part, in writing by each of the Parties, without prejudice to any Party's right to rely on any other or others of such conditions.

6.2 Conditions to Obligations of Kilimanjaro

     The obligation of Kilimanjaro to complete the Securities Exchange shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived, in whole or in part, by Kilimanjaro without prejudice to Kilimanjaro’s right to rely on any other or others of such conditions:

(a)	All of the representations and warranties of LVCA made in or under this
	Agreement,	including, without limitation, the representations and warranties made
	by	LVCA and set forth in Article 6, shall be true and correct as at the date hereof
	in	all material respects as at the Closing Time and Kilimanjaro shall have received
	a	certificate from an officer of LVCA to that effect, dated as of the Closing Date;
(b)	All instruments of conveyance and other documentation and assurances relating to
	the	sale and purchase of the Kilimanjaro Shares and all actions and proceedings
	taken	on or prior to the Closing Time in connection with the performance by
	LVCA	of its obligations under this Agreement shall be satisfactory to
	Kilimanjaro,	acting reasonably, and Kilimanjaro shall have received copies of all
	such	documentation or other evidence as they may reasonably request in order to
	establish	the consummation of the transactions contemplated under this
	Agreement	and the taking of all corporate proceedings in connection with those
	transactions	in form and substance satisfactory to Kilimanjaro and Kilimanjaro’s
	counsel,	acting reasonably. Without limiting the generality of this subsection,

Kilimanjaro shall have received at or before the Closing Time sufficient duly executed original copies of the following: such additional documents and instruments as Kilimanjaro may reasonably request.

(c)	There shall have been no Material Adverse Change in respect of LVCA;
(d)	Kilimanjaro shall have received legal opinions, in form and substance satisfactory to it, acting reasonably.
6.3 Conditions to Obligations of LVCA

     The obligation of LVCA to complete the Securities Exchange shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived, in whole or in part, by LVCA without prejudice to its right to rely on any other or others of such conditions:

(a)
All of the representations and warranties of the Selling Shareholders and Kilimanjaro made in or under this Agreement, including without limitation, the representations and warranties made by the Selling Shareholders and Kilimanjaro and as set forth in Articles 3 and 4 respectively shall be true and correct in all material respects as at the Closing Time and with the same effect as if made at and as of the Closing Time (except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted by this Agreement) and LVCA shall have received a certificate from an officer of Kilimanjaro to that effect, dated as of the Closing Date;

(b)
All instruments of conveyance and other documentation and assurances relating to the sale and purchase of the Kilimanjaro Shares and all actions and proceedings taken on or prior to the Closing Date in connection with the performance by the Selling Shareholders of their obligations under this Agreement shall be satisfactory to LVCA, acting reasonably, and LVCA shall have received copies of all such documentation or other evidence as it may reasonably request in order to establish the consummation of the transactions contemplated under this Agreement and the taking of all corporate proceedings in connection with those transactions in compliance with this subsection, in form and substance satisfactory to LVCA and LVCA's Counsel, acting reasonably. Without limiting the generality of this subsection, LVCA shall have received sufficient duly executed original copies of the following: such additional documents and instruments as LVCA may reasonably request;

(c)	There shall have been no Material Adverse Change in respect of Kilimanjaro; and
(d)	LVCA shall have received a legal opinion, in form and substance satisfactory to it, acting reasonably, concerning, among other things, the corporate existence and
status	of Kilimanjaro, and the transfer of the Kilimanjaro Shares and any
Kilimanjaro	Options to LVCA.

6.4 Failure to Satisfy Conditions

     If any condition set forth in Sections 6.1, 6.2 or 6.3 is not satisfied on or before the Closing Time, the Party entitled to the benefit of such condition (the "First Party") may terminate this Agreement by notice in writing to the other Party and in such event the First Party shall be released from all obligations under this Agreement (except as otherwise provided herein), and unless the First Party can show that the condition or conditions which have not been satisfied and for which the First Party has terminated this Agreement are reasonably capable of being performed or caused to be performed by the other Party then the other Party shall also be released from all obligations under this Agreement (except as otherwise provided herein), except that the First Party shall be entitled to waive compliance with any such conditions, in whole or in part without prejudice to any of its rights of termination in the event of non-performance of any other condition, in whole or in part.

ARTICLE 7

NATURE, SURVIVAL OF REPRESENTATION AND WARRANTIES

7.1 Nature and Survival of Representations and Warranties

     All representations, warranties, covenants and agreements contained in this Agreement and in any document or instrument executed and delivered in connection with the completion of the transactions contemplated hereby on the part of each of the Parties shall survive the Closing Time, the execution and delivery hereunder of any instruments of conveyance, assignments or other instruments of transfer of title to any securities and the issuance of any securities as contemplated under this Agreement shall continue in full force and effect from and after the Closing Date forever.

ARTICLE 8
GENERAL

8.1 Notices

     All notices which may or are required to be given pursuant to any provisions of this Agreement shall be given or made in writing as follows:

(a)	in the case of LVCA:
Lake Victoria Mining Company, Inc.
1781 Larkspur Drive, Golden, Colorado 80401
Attention: Roger Newell Email: rogernewell@gmail.com
(b)	in the case of the Selling Shareholders:
Kilimanjaro Mining Company Inc.

	#711	S. Carson Street, Carson City, Nevada, USA 89701
	Attention:	Share Holders of Kilimanjaro
	Email:	info@kilimanjarominingcompany.com
(c)	in the case of Kilimanjaro Mining Company:
	711	S. Carson Street, Carson City, Nevada, USA 89701
	Attention:	Heidi Kalenuik
	Fax	No.: 1-866-246-1028
	Email:	hkalenuik@gmail.com
     The Parties may change their respective addresses for notices by notice given in the manner set out in this Section 8.1. Any such notice or other communication shall be in writing and, unless delivered personally to the addressee, or to a responsible officer of the addressee, as applicable, shall be given by email or facsimile and shall be deemed to have been given when: (i) in the case of a notice delivered personally to the addressee, or to a responsible officer of the addressee, as applicable, when so delivered; and (ii) in the case of a notice delivered or given by facsimile, on the first business day following the day on which it is sent.

8.2 Successors and Assigns

     Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

8.3 Severability

     Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement or the other documents.

8.4 Counterparts

     This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together will constitute one and the same agreement.

8.5 Governing Law

     This Agreement shall be governed by and be construed in accordance with the laws of the State of Nevada, United States of America applicable therein and shall be treated in all respects as a contract of the aforesaid jurisdiction, and each Party hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of such state and all courts competent to hear appeals therefrom. The Parties irrevocably waive any objection that they now or hereafter have that any action or proceeding has been brought in an inconvenient forum.

8.6 Entire Agreement

     This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter thereof, and supersedes all prior and contemporaneous agreements and understandings.

     IN WITNESS WHEREOF, each of the parties to this Agreement has executed or caused this Agreement to be executed as of the date first above written.

LAKE VICTORIA MINING COMPANY, INC.

Per:
President, Roger A. Newell

KILIMANJARO MINING COMPANY INC.

Per:

President, Heidi Kalenuik

(THE

REMAINDER

OF THIS

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1010694 Alberta Ltd./Norm Suvan	184,000
Adrian and Sharon Thomas	31,250
Ahmed Magoma	553,125
Aldo V. Pascucci	125,000
Andre Kuttel	400,000
Arthur L. Pierce	40,000
Barbara Langford Fries & Richard Fries	50,000
Baxter P A Limited	30,000
Beth and Steve Hankinson	26,667
Bruce M Niemi	290,000
Carl Rosaine & Linda Rosaine (Tenants in
Common)	80,000
Casey Lapka	324,000
Charles Gallo	50,000
Charles Mramba	7,500
Charles Totera and Isaac Marobhe	5,000
Charmion S. Hay	20,000
Chee Meng chan and Helen Liliy Eng	108,000
Cierrah Kalenuik - Bolton	5,000
Dale Gelderman	60,000
Daniel Wilson	187,200
David Gamache	106,250
David Ian MacGregor Fraser	24,000
David T W Ng & Kathleen CF Ng	40,000
David T. Kalenuik	522,500
David Wilson

60,000
Donna Klym	213,333
Dr S.P. Holland Inc.	40,000
Dustin Wilson	40,000
Edward Mandel	100,000
Enavest International S.A.	1,500,000
FN Stockbrokers Ltd.	1,025,000
G. Garo Chalian	120,000
Ganatz LLC	120,000
Garo Chalian	280,000
GBC Inc.	20,000
George Athanas	84,375
George Hoagland	250,000
George Lennox	433,360
Glen West and Joanna Melba West	50,000
H.E. Capital S.A.	975,000
Heidi Kalenuik	12,842,500
Ide Endowment, LLC	64,867
Incite Enterprise	149,268
James T. Larson	352,500
Janet L champness	300,000
Jenny Chang	200,000
Jessica Leech	2,500
Joel Freeman	620,501
John & Jennifer Gold	60,000
Joshua Kalenuik	20,000
Joyce Humphrey Invo	7,500
Keil Robert	15,598

Kevin Chance	10,000
Kissinger Family Enterprises LLC	412,500
Linda Humes Total	40,000
Lloyd Lennox Total	52,500
Lysachuck Dwayne Total	50,000
Manyama Mkweba Total	15,000
Metanoia Institute, a Corporation Sole Total	110,000
Michael Evans	20,000
Ming Zhu	125,000
Misac Nibighian	50,000
Nancy F. Brown	130,000
Nor-Chris Holdings	50,000
Paul Bommarito	125,000
Peng Ee Wong & Lee Pheng Wong	20,000
Peter Marshall	20,000
Phantom	20,000
Pius Gurber	400,000
POP Holdings Ltd	912,706
Rene Larson	40,000
Richard Leech	5,000
Robert Genereux AND/OR Bruna Genereux	100,000
Robert Keil	20,000
Robert W. Seeley	187,500
Rodney Filtness	20,000
Roger Mahler	400,000
Roger Newell	250,000
RSR Tanzania Ltd.	25,000
Ruth Kalenuik

50,000
Ryan Deweerd	31,250
Sajira S. Kilongo	7,500
Saul Schmidt	200,000
Scott L. Parpala	20,000
Sean Mackenrot	103,500
Sierra Verde Asociados S.A. de C.V.	20,000
Stephen Freeman	100,000
Sterling Trust Company, Custodian, FBO William
I Kissinger A/C 98775	312,500
Stuart and Charmion Yule	175,041
Sure Foundation Ministries/Helen Lapka	48,000
Susan Bosshard	400,000
Tama-maya Copeman & Ludmila-Metislavna
Copeman	26,667
Thobias Nyalwar	37,500
Tim Benton	20,000
Trent and Ashley Koenings	50,000
Walter Enderli	400,000
William and Deborah Kissinger joint tennants
common	80,000
William H. Fallon Prof Group	110,000
William K. Baker	50,000
William Kissinger	200,000
William Lee & Walter Lee	20,000
Windhorse Corporation	2,090,000

EXHIBIT A

BINDING LETTER AGREEMENT OF JUNE 1, 2009

KILIMANJARO MINING COMPANY, INC. 711 S. Carson Street, Carson City, Nevada 89701

BINDING LETTER AGREEMENT

June 1, 2009

Dr. Roger A. Newell
President and Chief Executive Officer
Lake Victoria Mining Company, Inc.
1781 Larkspur Drive
Golden, Colorado 80401

Dear Dr. Newell:

The purpose of this Binding Letter Agreement (“BLA”) is to set out the terms of a definitive agreement to be entered into between Lake Victoria Mining Company, Inc. (“LVCA”) a publicly traded company incorporated under the laws of the State of Nevada with an office address at 1781 Larkspur Drive, Golden, Colorado 80401 and Kilimanjaro Mining Company Inc. (“Kilimanjaro”) a private corporation existing pursuant to the laws of the State of Nevada with a registered address at 711 S. Carson Street, Carson City, Nevada, USA 89701 wherein LVCA would acquire up to a one hundred percent controlling interest (100%) in Kilimanjaro pursuant to a share exchange or issuance described as follows:

A. Background Facts

LVCA has represented the following:

(a)	LVCA is a corporation incorporated under the laws of the State of Nevada.
(b)	LVCA is a reporting issuer in the state of Nevada, U.S.A.;
(c)	The common shares of LVCA are listed and posted for trading on the NASDAQ OTC: BB Exchange – (“Exchange”);
(d)	LVCA has issued and outstanding 28,478,300 common shares (each a “LVCA Share” and collectively the “LVCA Shares”);
(e)
As at the Closing Date as herein after defined, LVCA will have working capital allocated or will raise additional capital to carry out the terms to the end of the first year of the Definitive Agreement.

Kilimanjaro has represented the following:

(f) That it is a private corporation incorporated under the laws of the state of Nevada, U.S.A. with a registered office at 711 S. Carson Street, Carson City, Nevada 89701; and

(g) Kilimanjaro has issued and outstanding 33,032,277 common shares (each a “Kilimanjaro Share” and collectively the “Kilimanjaro Shares”);

(h) Kilimanjaro is in the process of accepting up to USD$2 million in Private Placement funds from Accredited Investors to complete the Initial and Secondary Payments for the acquisition of a new gold project area in Central Tanzania. This is a property area in addition to the mineral prospecting licenses that it currently holds.

B. Proposal

The proposed terms of the definitive agreement are generally described as the plan for LVCA to acquire up to 100% of Kilimanjaro pursuant to a securities exchange or issuance. By July 1, 2009, LVCA and Kilimanjaro will complete a Securities Exchange Agreement (the “Definitive Agreement”) whereby LVCA will issue new, restricted common shares of LVCA in exchange for new and/or existing Kilimanjaro common shares. The ratio of the share exchange has been mutually accepted ("Agreed Valuation") by both companies. The exact number of new shares that LVCA will issue to Kilimanjaro shareholders and the share exchange ratio will be determined by the Accepted Exchange Schedule and forming Schedule A of this BLA. As one of the conditions of the Proposed Transaction proceeding, each shareholder of LVCA and Kilimanjaro must be satisfied with the ratio of the share exchange. The composition of the board of directors and senior officers of Kilimanjaro and LVCA subsequent to the Closing Date will be subject to the terms of the Definitive Agreement. Specifically the terms are as follows:

(1)	The proposed closing date (“Closing Date”) shall be July 1, 2009. Both parties agree to use their best efforts to close on schedule.
(2)
The ratio of the share exchange will be based on a mutually acceptable valuation ("Agreed Valuation") of both companies. The Accepted Exchange Schedule attached, as Schedule A of this BLA will determine the exact share exchange ratio.

(3)
As one of the conditions of the Proposed Transaction proceeding, each shareholder of LVCA and Kilimanjaro must be satisfied with the ratio of the share exchange. The composition of the board of directors and senior officers of Kilimanjaro and LVCA subsequent to the Closing Date will be subject to the terms of the Definitive Agreement.

(4)
All property agreements that LVCA has entered into with Geo Can Resources Company Limited of Tanzania and the commitments associated within each of these agreements will now be encompassed by the Definitive Agreement between LVCA and Kilimanjaro.

Kilimanjaro recently acquired the entire mineral prospecting license rights that Geo Can held.

(5)	Resale Restrictions on Shares: Kilimanjaro acknowledges that the Shares issued under
	the	securities exchange will be subject to such resale restrictions or escrow requirements
	as	may be required by applicable securities legislation or the policies of the Exchange.
(6)	Kilimanjaro will provide to LVCA all information in its possession with respect to all the
	licenses	that it owns, which will (subject to the provisions of the next sentence) be held in
	confidence	by LVCA. All information with respect to the licenses generated pursuant to
	this	BLA will be held in confidence, subject to the right of any party to release any such
	information	(including the initial information provided by Kilimanjaro) as required by
	applicable	law or the rules, regulation, bylaws and listing agreements of the Exchange.
(7)	Upon execution of the Definitive Agreement, Kilimanjaro will return to LVCA a total of
	9,350,300	shares of LVCA to be cancelled and any shares that have not been issued to
	Geo	Can that are due for Property Purchase Agreements will be forgiven.
(8)	Closing will be subject to several conditions, including:
	(a)	Both parties mutually agreeing to a final executable Definitive Agreement that
	incorporates	the general terms of this BLA by July 18, 2009 and satisfaction of the terms
	and	conditions to be set forth therein;
	(b)	Agreement by Kilimanjaro, Kilimanjaro shareholders and LVCA to the final number
	of	new shares that LVCA will issue to Kilimanjaro shareholders as per the agreed share
	exchange	ratio schedule contained in Schedule A attached;
	(c)	Completion of all necessary legal, financial and technical due diligence reviews and
	receipt	of all necessary consents and approvals, including board, shareholder and
	regulatory	approvals.
	(d)	Obtaining agreement, by signature, of the Definitive Agreement by a majority
	percentage	(over 50%) of the Kilimanjaro shareholders.
C.	Effect of Acceptance of this Letter Agreement
If the terms set out herein are acceptable to you, please so indicate by signing and returning one copy of this letter. The parties will then proceed in good faith to complete a formal Definitive Agreement incorporating the terms hereof and, pending the execution of this agreement, shall not actively solicit or negotiate business arrangements, which would be inconsistent or incompatible with the proposed Definitive Agreement. Until such time as this BLA is terminated by virtue of the Definitive Agreement being signed on or before July 1, 2009 each of the parties hereto shall use their best efforts to complete the Definitive Agreement on schedule. This BLA is binding on either party and each party is obligated to proceed in good faith pursuant to the provisions hereof and each party is obligated to bear its own costs.

There are no third party beneficiaries to the terms of this BLA.

Unless otherwise stated herein, all amounts expressed herein are in the currency of United States of America.

Each party hereto shall be responsible for all expenses incurred by it in connection with the preparation of the Definitive Agreement and all other documents required in connection with obtaining all necessary regulatory approvals and documentation for the Definitive Agreement to be executed.

Issue of a news release by LVCA is subject to the prior review of Kilimanjaro to ensure approval.

Yours truly,

KILIMANJARO MINING COMPANY INC.

By:
Heidi Kalenuik

The foregoing terms are acceptable as a basis for preparation of the formal and definitive agreement.

LAKE VICTORIA MINING COMPANY, INC.

By:
Roger A. Newell

SCHDULE A

ACCEPTED SHARE EXCHANGE SCHEDULE

The share exchange ratio is determined by the amount of the total USD$2 million of Private Placement money that is accepted by Kilimanjaro by June 18, 2009 for application to the new gold project area. Accordingly, both LVCA and Kilimanjaro as the final share exchange ratio mutually accept the following schedule.

	Total Private Placement Accepted		Kilimanjaro Shares	LVCA Ratio Issued

$	----------		1	1.0
	$300,000		1	1.2
	$500,00-		1	1.3
	$1,000,000		1	1.4
	$1,500,000		1	1.7
	$2,000,000	plus	1	2.0

EXHIBIT B
KILIMANJARO PROPERTY LIST AS OF MAY 5, 2009

GOLD PROSPECT LICENSES

					Renewal		Fresh
	LICENSE	PROJECT	Transferred		Application		Appication
SNo	NO	NAME	To		No.		No.	Sq Km	Comments PROSPECT DISTRICT

	PL
1	2806/2004	GEITA	Geo Can	HQ	-G15190			21.59		Geita	Geita
									Offer is
									out,
						HQ	-		waiting for
							P17022	20.85	License

		MUSOMA
	PL	BUNDA
2	4511/2007	MURANGI	Geo Can					51.63		Masinono	Musoma
		MUSOMA
		BUNDA
	PL	MURANGI/Ki								Kinyambwi
3	4653/2007	nyambwiga	Geo Can					30.73		ga	Musoma
									Offer is
									out,
									waiting for
									License,
		MUSOMA							anticipate
	PL	BUNDA							change in
4	3482/2005	MURANGI	Geo Can	HQ	-G15670			23.25	size & rent	Murangi	Musoma
						HQ	-		Offer is
							P19172	12.14	not out
		MUSOMA
	PL	BUNDA
5	4818/2007	MURANGI	Geo Can					29.11		Murangi	Musoma
		MUSOMA
	PL	BUNDA
6	4815/2007	MURANGI	Geo Can					21.99		Murangi	Musoma
									Offer is
									not out,
		MUSOMA							anticipate
	PL	BUNDA							change in
7	3350/2005	MURANGI	Geo Can	HQ	-G15539			30.55	size & rent	Suguti	Musoma
						HQ	-		Offer is
							P18625	15.27	not out
		MUSOMA
	PL	BUNDA
8	3966/2006	MURANGI	Geo Can					72.57		Suguti	Musoma
									Expired -
									applied
									under
									fresh
									application
									for 100%;
		MUSOMA							waiting for
	PL	BUNDA							Application
9	1880/2002	MURANGI	Geo Can					30.31	number	Murangi	Musoma
									Offer is
		MUSOMA							not out,
	PL	BUNDA							anticipate
10	3502/2005	MURANGI	Geo Can	HQ	-G15635			21.98	change in	Murangi	Musoma

										size & rent

							HQ	-		Offer is
								P19090	10.99	not out
		PL
11		4531/2007	UYOWA	Geo Can					95		Uyowa	Urambo
										Offer is
										not out,
										anticipate
		PL								change in
12		3425/2005	UYOWA	Geo Can	HQ	-G15593			170.33	size & rent	Uyowa	Uyowa
							HQ	-		Offer is
								P18861	85.17	not out
										Waiting
	HQ	-								for PL
13		P16177	UYOWA	Geo Can					170.92	Number	Uyowa	Urambo
		PL
14		5009/2008	UYOWA	Geo Can					244.32		Uyowa	Urambo
		PL
15		5153/2008	UYOWA	Geo Can					134.96		Uyowa	Uyowa
										Missed
										renewal
										date.
										Applied as
										100%
		PL								Fresh
16		3557/2005	UYOWA	Geo Can						application	Igwisi	Uyowa
							HQ	-		Offer is
								P19113	171.1	not out

										100%
										renewal.
										There will
										be
										changes
										as it is for
		PLR	KAHAMA							a PL. Offer	Kahama
17		4188/2006	SOUTH	Geo Can	HQ	-G15842			184	not out.	South	Kahama
										100%
										renewal.
										There will
										be
										changes
										as it is for
		PLR	KAHAMA							a PL. Offer
18		4189/2006	SOUTH	Geo Can	HQ	-G15841			61.09	not out.	Kahama	Kahama

		PL									Bunda
19		2979/2005	BUHEMBA	Geo Can	HQ	-G15354			68		South	Bunda
										Offer is
										out,
							HQ	-		waiting for
								P17507	34.92	License

										Offer is
										out,
										waiting for
										License,
			TARIME							anticipate
		PL	NORTH							change in
20		3340/2005	MARA	Geo Can	HQ	-G15540			194.56	size & rent	Ikoma	Tarime

									Offer is
									out,
						HQ	-		waiting for
							P18623	93.38	License
									Offer is
									not out,
		TARIME							anticipate
	PL	NORTH							change in
21	3341/2005	MARA	Geo Can	HQ	-G15542			51.25	size & rent	Utegi	Tarime
						HQ	-		Offer is
							P18622	25.63	not out
									Offer is
									not out,
		TARIME							anticipate
	PL	NORTH							change in
22	3339/2005	MARA	Geo Can	HQ	-G15541			3.57	size & rent	Tarime	Tarime
						HQ	-		Offer is
							P18621	1.79	not out
		TARIME
	PL	NORTH
23	4225/2007	MARA	Geo Can					42.35		Kiagata	Musoma

		NORTH
		MARA								Nyamwan
	PL	NYABIGENA								ga/Nyamo
24	3355/2005	EAST	Geo Can					24.06		ngo	Tarime
		NORTH
		MARA
	PL	NYABIGENA
25	4645/2007	EAST	Geo Can					16.9		Tarime	Tarime

									Offer is
									not out,
									anticipate
	PL	KUBAISI-							change in
26	3338/2005	KISERYA	GeoCan	HQ	-G15538			25.52	size & rent	Kubaisi	Musoma
						HQ	-		Offer is
							P18620	12.76	not out
	PL	KUBAISI-
27	4726/2007	KISERYA	GeoCan					106.29		Tarime	Tarime

									Offer is
									not out,
									anticipate
	PL	KAHAMA							change in
28	3439/2005	SHINYANGA	Geo Can	HQ	-G15592			47.74	size & rent	Wendele	Kahama
						HQ	-P		Offer is
							18860	23.87	not out
									Offer is
									out,
									waiting for
									License,
									anticipate
	PL								change in
29	2747/2004	KALEMELA	Geo Can	HQ	-G15188			63.71	size & rent	Magu	Magu
									Offer is
									out,
						HQ	-		waiting for
							P16882	36.31	License
									Offer is
									not out,
									anticipate
	PL								change in	Bunda
30	2910/2004	KALEMELA	Geo Can	HQ	-G15189			76.81	size & rent	South	Mara

									HQ	-		Offer is
										P17306	39	not out
												Offer is
												out,
												waiting for
												License,
												anticipate
	PL											change in
31	3006/2005		KALEMELA		Geo Can	HQ	-G15365				113.31	size & rent	Bunda	Mara
												Offer is
												out,
									HQ	-		waiting for
										P17617	56.74	License

	PL												Igusule	Igusule
32	5469/2008		IGUSULE		Geo Can						23.01		East	East
	PL
33	2702/2004		IGUSULE		Geo Can						23.01		Igusule	Igusule

			ASSOCIATE
	LICENSE		D FRESH
	S THAT		APPLICATIO
	EXPIRED		NS:
	PL
	3557/2005	HQ	-P19113
	PL
	2309/2003	HQ	-P19149
	PL
	3311/2005	HQ	-P19000

URANIUM PROSPECT LICENSES

FRESH
	LICENSE		PROJECT RENEWAL							TRANSFERRED
SNo								APPLIC.				PROSPECT	SqKm COMMENTS
	NO		NAME		APPLIC. NO					TO
NO.
				HQ	-G 15966		HQ	-P
								20290,
	PLR						HQ	-P
1	4433/2007		MBINGA					20291		Geo Can		Mbinga	1101
	PLR			HQ	-G 15967		HQ	-P
2	4335/2007		MBINGA					20316		Geo Can		Litembo	462.5
	PL											Pulambili,
3	4254/2007		MBINGA							Geo Can		Mbinga	197.5
							HQ	-P						License
								20315						expired May
														8, 2009 -
														Fresh
	PLR													Application
4	4345/2007		MBINGA							Geo Can		Mbinga	980	made
							HQ	-P						License
								20426						expired May
														23, 2009 -
														Fresh
	PLR													Application
5	4346/2007		MBINGA							Geo Can		Mbinga	307.1	made

	PL													Expires
6	4651/2007		KIWIRA							Geo Can		Makete	173	SEPT 17/09
	PL											Chunya/
7	4406/2007		KIWIRA							Geo Can		Mbeya	101.6
	PL
8	4514/2007		KIWIRA							Geo Can		Kyela	139.6
	PLR			HQ	-G 15934		HQ	-P
9	4297/2007		NJOMBE					20180		Geo Can		Njombe	282.2

	PL		HQ	-G 15882	HQ	-P		Chunya/
10	4068/2007	LAKE RUKWA				19941	Geo Can	Mbeya	268.8
	PLR									Expires
11	4692/2007	MKUJU EAST					Geo Can	LIWALE	423.5	SEPT 16/09
	PLR							Madaba		Expires
12	4644/2007	MKUJU EAST					Geo Can	North	672.79	AUG 5/09
	PL
	4339/2007	BAHI –
13	(LAKE VIC)	HOMBOLO					Geo Can	Bahi

1010694 Alberta Ltd./Norm Suvan	220,800
Adrian and Sharon Thomas	37,500
Ahmed Magoma	663,750
Aldo V. Pascucci	150,000
Andre Kuttel	480,000
Arthur L. Pierce	48,000
Barbara Langford Fries & Richard Fries	60,000
Baxter P A Limited	36,000
Beth and Steve Hankinson	32,000
Bruce M Niemi	348,000
Carl Rosaine & Linda Rosaine (Tenants in Common)	96,000
Casey Lapka	388,800
Charles Gallo	60,000
Charles Mramba	9,000
Charles Totera and Isaac Marobhe	6,000
Charmion S. Hay	24,000
Chee Meng chan and Helen Liliy Eng	129,600
Cierrah Kalenuik - Bolton	6,000
Dale Gelderman	72,000
Daniel Wilson	224,640
David Gamache	127,500
David Ian MacGregor Fraser	28,800
David T W Ng & Kathleen CF Ng	48,000
David T. Kalenuik	627,000
David Wilson	72,000
Donna Klym	256,000
Dr S.P. Holland Inc.	48,000
Dustin Wilson	48,000
Edward Mandel	120,000
Enavest International S.A.	1,800,000
FN Stockbrokers Ltd.	1,230,000
G. Garo Chalian	144,000
Ganatz LLC	144,000
Garo Chalian	336,000

GBC Inc.	24,000
George Athanas	101,250
George Hoagland	300,000
George Lennox	520,032
Glen West and Joanna Melba West	60,000
H.E. Capital S.A.	1,170,000
Heidi Kalenuik	15,411,000
Ide Endowment, LLC	77,840
Incite Enterprise	179,122
James T. Larson	423,000
Janet L champness	360,000
Jenny Chang	240,000
Jessica Leech	3,000
Joel Freeman	744,601
John & Jennifer Gold	72,000
Joshua Kalenuik	24,000
Joyce Humphrey Invo	9,000
Keil Robert	18,718
Kevin Chance	12,000
Kissinger Family Enterprises LLC	495,000
Linda Humes Total	48,000
Lloyd Lennox Total	63,000
Lysachuck Dwayne Total	60,000
Manyama Mkweba Total	18,000
Metanoia Institute, a Corporation Sole Total	132,000
Michael Evans	24,000
Ming Zhu	150,000
Misac Nibighian	60,000
Nancy F. Brown	156,000
Nor-Chris Holdings	60,000
Paul Bommarito	150,000
Peng Ee Wong & Lee Pheng Wong	24,000
Peter Marshall	24,000
Phantom	24,000
Pius Gurber	480,000
POP Holdings Ltd	1,095,247
Rene Larson	48,000
Richard Leech	6,000

Robert Genereux AND/OR Bruna Genereux	120,000
Robert Keil	24,000
Robert W. Seeley	225,000
Rodney Filtness	24,000
Roger Mahler	480,000
Roger Newell	300,000
RSR Tanzania Ltd.	30,000
Ruth Kalenuik	60,000
Ryan Deweerd	37,500
Sajira S. Kilongo	9,000
Saul Schmidt	240,000
Scott L. Parpala	24,000
Sean Mackenrot	124,200
Sierra Verde Asociados S.A. de C.V.	24,000
Stephen Freeman	120,000
Sterling Trust Company, Custodian, FBO William I Kissinger A/C 98775	375,000
Stuart and Charmion Yule	210,049
Sure Foundation Ministries/Helen Lapka	57,600
Susan Bosshard	480,000
Tama-maya Copeman & Ludmila-Metislavna Copeman	32,000
Thobias Nyalwar	45,000
Tim Benton	24,000
Trent and Ashley Koenings	60,000
Walter Enderli	480,000
William and Deborah Kissinger joint tennants common	96,000
William H. Fallon Prof Group	132,000
William K. Baker	60,000
William Kissinger	240,000
William Lee & Walter Lee	24,000
Windhorse Corporation	2,508,000